As filed with the Securities and Exchange Commission on March 28, 2013
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FOUR OAKS FINCORP, INC.
(Exact name of registrant as specified in its charter)

North Carolina	56-2028446
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
6114 U.S. 301 South
Four Oaks, North Carolina	27524
(Address of principal executive offices)	(Zip Code)

Amended and Restated Employee Stock Purchase and bonus plan, As Amended
(Full title of the plan)

Ayden R. Lee, Jr.
Chairman, President and Chief Executive Officer
Four Oaks Fincorp, Inc.
6114 U.S. 301 South
Four Oaks, North Carolina 27524
(Name and address of agent for service)

(919) 963-2177
(Telephone number, including area code, of agent for service)

Copy to:
Amy S. Wallace, Esq.
Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.
Wells Fargo Capitol Center
150 Fayetteville Street, Suite 2300
Raleigh, North Carolina 27601
(919) 821-1220

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE
Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $1.00 par value per share	150,000 (1)	$1.34 (2)	$201,000 (2)	$27.42 (2)
(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such additional shares of common stock, $1.00 par value per share (“Common Stock”), of Four Oaks Fincorp, Inc. (the “Registrant”) as may be issued to prevent dilution of the shares of Common Stock covered hereby resulting from stock splits, stock dividends, or similar transactions.

(2)
Solely for the purpose of calculating the filing fee pursuant to Rule 457(h) under the Securities Act, the offering price per share and the aggregate offering price are based upon the average of the high and low prices of the Registrant's Common Stock as reported on the OTC Bulletin Board on March 25, 2013.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

This Registration Statement on Form S-8 is being filed by the Registrant to register an additional 150,000 shares of the Common Stock of the Registrant issuable under the Registrant's Amended and Restated Employee Stock Purchase and Bonus Plan, as amended (the “Plan”). As permitted by the rules of the Securities and Exchange Commission (the “Commission”), this Registration Statement omits the information specified in Part I of Form S-8 and consists of only those items required by General Instruction E to Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the Plan as required by Rule 428(b) under the Securities Act. Such documents are not being filed with the Commission as part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Pursuant to General Instruction E of Form S-8, the prior Registration Statements relating to the Plan, Registration No. 333-30677 filed with the Commission on July 2, 1997, Registration No. 333-69792 filed with the Commission on September 21, 2001, and Registration No. 333-162202 filed with the Commission on September 29, 2009, remain effective, and the contents of such Registration Statements are incorporated in this Registration Statement by this reference.

Item 3.    Incorporation of Documents by Reference.

The following documents filed with the Commission are hereby incorporated by reference in this Registration Statement:

(a)	The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2012 filed with the Commission on March 28, 2013;

(b)	The Registrant's Current Report on Form 8-K filed with the Commission on March 28, 2013; and

(c)
The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-K12G3 filed on July 2, 1997, and any amendments or reports filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. However, any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the Commission, including without limitation any information furnished pursuant to Item 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K, shall not be deemed to be incorporated by reference in this Registration Statement.

Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.    Exhibits.

Exhibit No.	Description

4.1
Specimen of Certificate for Four Oaks Fincorp, Inc. Common Stock (incorporated by reference to Exhibit 4 to the Registrant's Current Report on Form 8-K12G3 filed with the Commission on July 2, 1997) (File No. 000-22787)

4.2
Articles of Incorporation of Four Oaks Fincorp, Inc. including Articles of Amendment to Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant's Annual Report on Form 10-K filed with the Commission on March 12, 2009)

4.3	Bylaws of Four Oaks Fincorp, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant's Current Report on Form 8-K12G3 filed with the Commission on July 2, 1997) (File No. 000-22787)
5.1	Opinion of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.
23.1	Consent of Dixon Hughes Goodman LLP
23.2	Consent of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. (Contained in Exhibit 5.1)
24.1	Power of Attorney (Contained on signature page)
99.1
Amended and Restated Employee Stock Purchase and Bonus Plan (incorporated by reference to Exhibit 10.1 to the Registrant's Quarterly Report on Form 10-Q for the period ended June 30, 2004, as filed with the Commission on August 16, 2004)

99.2
Amendment No. 1, effective September 1, 2009, to Amended and Restated Employee Stock Purchase and Bonus Plan (incorporated by reference to Exhibit 10.2 to the Registrant's Amendment No. 1 to Current Report on Form 8-K/A filed with the Commission on September 29, 2009)

99.3
Amendment No. 2, effective March 25, 2013, to Amended and Restated Employee Stock Purchase and Bonus Plan (incorporated by reference to Exhibit 10.1 to the Registrant's Current Report on Form 8-K filed with the Commission on March 28, 2013)

Item 9.    Undertakings.

(a)     The undersigned Registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Four Oaks, State of North Carolina, on this 28th day of March, 2013.

FOUR OAKS FINCORP, INC.

By: /s/ Ayden R. Lee, Jr.
Ayden R. Lee, Jr.
Chairman, President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Ayden R. Lee, Jr., his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date
/s/ Ayden R. Lee, Jr.	Chairman, President and Chief Executive Officer	March 28, 2013
Ayden R. Lee, Jr.
/s/ Nancy S. Wise	Executive Vice President and Chief Financial Officer and Principal Accounting Officer	March 28, 2013
Nancy S. Wise
/s/ Paula Canaday Bowman	Director	March 28, 2013
Paula Canaday Bowman
/s/ John W. Bullard	Director	March 28, 2013
John W. Bullard
/s/ William J. Edwards	Director	March 28, 2013
William J. Edwards
/s/ Warren L. Grimes	Director	March 28, 2013
Warren L. Grimes
/s/ John Lampe II	Director	March 28, 2013
John Lampe II
/s/ Percy Y. Lee	Director	March 28, 2013
Percy Y. Lee
/s/ Robert G. Rabon	Director	March 28, 2013
Robert G. Rabon
/s/ Dr. R. Max Raynor, Jr.	Director	March 28, 2013
Dr. R. Max Raynor, Jr.
/s/ Michael A. Weeks	Director	March 28, 2013
Michael A. Weeks

EXHIBIT INDEX

Exhibit No.	Description

4.1
Specimen of Certificate for Four Oaks Fincorp, Inc. Common Stock (incorporated by reference to Exhibit 4 to the Registrant's Current Report on Form 8-K12G3 filed with the Commission on July 2, 1997) (File No. 000-22787)

4.2
Articles of Incorporation of Four Oaks Fincorp, Inc. including Articles of Amendment to Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant's Annual Report on Form 10-K filed with the Commission on March 12, 2009)

4.3	Bylaws of Four Oaks Fincorp, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant's Current Report on Form 8-K12G3 filed with the Commission on July 2, 1997) (File No. 000-22787)
5.1	Opinion of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.
23.1	Consent of Dixon Hughes Goodman LLP
23.2	Consent of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. (Contained in Exhibit 5.1)
24.1	Power of Attorney (Contained on signature page)
99.1
Amended and Restated Employee Stock Purchase and Bonus Plan (incorporated by reference to Exhibit 10.1 to the Registrant's Quarterly Report on Form 10-Q for the period ended June 30, 2004, as filed with the Commission on August 16, 2004)

99.2
Amendment No. 1, effective September 1, 2009, to Amended and Restated Employee Stock Purchase and Bonus Plan (incorporated by reference to Exhibit 10.2 to the Registrant's Amendment No. 1 to Current Report on Form 8-K/A filed with the Commission on September 29, 2009)

99.3
Amendment No. 2, effective March 25, 2013, to Amended and Restated Employee Stock Purchase and Bonus Plan (incorporated by reference to Exhibit 10.1 to the Registrant's Current Report on Form 8-K filed with the Commission on March 28, 2013)